                  GREAT LAKES BANCORP, A FEDERAL SAVINGS BANK,

                            TCF FINANCIAL CORPORATION

                                       AND

                        IBJ SCHRODER BANK & TRUST COMPANY

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- --------------------------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 8, 1995

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- --------------------------------------------------------------------------------

                           Supplementing and Amending
                                       the
                                    Indenture
                            Dated as of March 1, 1986


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- --------------------------------------------------------------------------------


                   7-1/4% CONVERTIBLE SUBORDINATED DEBENTURES

                                    Due 2011

                           FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 8, 1995, by and among GREAT LAKES BANCORP, A FEDERAL SAVINGS BANK, a federal savings bank duly organized and existing under the laws of the United States ("New GLB"), having its principal office at 401 East Liberty Street, Ann Arbor, Michigan 48104, TCF FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("TCF"), having its principal office at 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402 and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee"), as Trustee, having its principal corporate office at One State Street, New York, New York 10004.

                                    RECITALS

     WHEREAS, Great Lakes Federal Savings and Loan Association (n/k/a, Great Lakes Bancorp, A Federal Savings Bank) ("Old GLB") and J. Henry Schroder Bank & Trust Company (n/k/a, the Trustee) entered into an indenture, dated as of March 1, 1986 (the "Indenture"), with respect to $35,000,000 aggregate principal amount of 7-1/4% Convertible Subordinated Debentures due 2011 (the "Debentures") of Old GLB; and

     WHEREAS, $9,928,000 aggregate principal amount of the Debentures are outstanding as of the date hereof; and

     WHEREAS, pursuant to Section 14.01 of the Indenture, at any time the holder of any Debenture or Debentures has the right, at his option (subject to redemption in accordance with the terms of the Indenture and subject to the terms and provisions of Article Fourteen of the Indenture) to convert the principal of any such Debenture or Debentures (or any portion thereof which is $100,000 or an integral multiple thereof) into shares of the common stock of Old GLB, par value $.Ol per share (the "Old GLB Common Stock"), at the price (the "Conversion Price") of $24.63 per share (subject to adjustment in accordance with Section 14.04 of the Indenture); and

     WHEREAS, TCF and Old GLB entered into an Agreement and Plan of Reorganization, dated September 8, 1994 (the "Merger Agreement"), whereby Old GLB will be merged with and into a wholly-owned subsidiary of TCF (the "Merger") to be known as New GLB; and

     WHEREAS, on February 8, 1995, stockholders of TCF and Old GLB, respectively, approved the Merger; and

     WHEREAS, in accordance with the terms of the Merger Agreement and Section
552.13 of the Office of Thrift Supervision ("OTS") Rules and Regulations, New GLB and TCF, upon consummation of the Merger on the date hereof, will assume, jointly and severally, Old GLB's obligations under the Indenture; and

     WHEREAS, New GLB, TCF and the Trustee desire to amend the Indenture, subject to the consummation of the Merger, to provide that, in accordance with the terms of the Merger Agreement, Sections 8.01, 8.02 and 14.06 of the Indenture, and the OTS Rules and Regulations, New GLB and TCF, shall assume, jointly and severally, all of Old GLB's obligations under the Indenture and the Debentures, and that, in accordance with the terms of the Merger Agreement and Section 14.06(a) of the Indenture, the holder of each Debenture outstanding as of the consummation of the Merger shall have the right thereafter (subject to redemption in accordance with the terms of the Indenture) to convert such Debenture into only the kind and amount of shares of stock and other securities or property, including cash, receivable upon consummation of the Merger by a holder of the number of shares of Old GLB Common Stock into which such Debenture might have been converted immediately prior to the Merger; and

     WHEREAS, New GLB, TCF and the Trustee desire to amend the Indenture in accordance with the terms of Section 14.06(c) of the Indenture, subject to the consummation of the Merger, (i) to state the Conversion Price in terms of one full share of the common stock of TCF, par value $.Ol per share ("TCF Common Stock"); and (ii) to provide that any subsequent adjustments shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 14 of the Indenture; and

     WHEREAS, the Boards of Directors of New GLB and TCF, respectively, by resolution, have approved this First Supplemental Indenture as hereinafter set forth:

     NOW, THEREFORE, in consideration of the above premises and in order to comply with the terms of Sections 8.01, 8.02 and 14.06 of the Indenture, the parties hereto agree that the Indenture is hereby amended to provide that, upon and subject to consummation of the Merger:

     (i) New GLB and TCF shall succeed to, and be substituted for, and may exercise every right and power of, Old GLB under the Indenture with the same effect as if TCF and New GLB had been named as Old GLB in the Indenture, and shall assume, jointly and severally, all of Old GLB's obligations under the Indenture and the Debentures, including without limitation, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance and observance of every covenant and term of the Indenture on the part of Old GLB to be performed or observed, and Old GLB shall be relieved of all liabilities, obligations and covenants under the Indenture and the Debentures;

     (ii) the holder of each Debenture outstanding as of the consummation of the Merger shall have the right thereafter (subject to redemption in accordance with the terms of the Indenture) to convert such Debenture into shares of TCF Common Stock issuable in respect to the shares of Old GLB Common Stock into which such Debentures might have been converted immediately prior to the Merger, subject to such further adjustment as provided in the Indenture;

     (iii) at any time the holder of any Debenture or Debentures has the right, at his option (subject to redemption in accordance with the terms of the Indenture and subject to the terms and provisions of Article Fourteen of the Indenture) to convert the principal of any such Debenture or Debentures (or any portion thereof which is $100,000 or an integral multiple thereof) into shares of TCF Common Stock at a Conversion Price of $34.09 per share (the Conversion Price of $24.63 per share divided by 0.7225806, the Exchange Ratio in the Merger (as defined in the Merger Agreement)), subject to adjustment in accordance with
     Section 14.04 of the Indenture; and

     (iv) any subsequent adjustments shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 14 of the Indenture.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        GREAT LAKES BANCORP,
                                         A FEDERAL SAVINGS BANK


     ( S E A L )
                                        By
                                           --------------------------------
                                           Name:
                                           Title:
ATTEST:



- ------------------------------
Name:
Title:



                                        TCF FINANCIAL CORPORATION


( S E A L )
                                        By
                                            -----------------------------
                                            Name:
                                            Title:

ATTEST:

- ------------------------------

Name:
Title:


                                        IBJ SCHRODER BANK  & TRUST COMPANY


( S E A L )

                                        By
                                           ---------------------------------
                                           Name:
                                           Title:
ATTEST:


- ---------------------------------
Name:
Title:

      IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        GREAT LAKES BANCORP,
                                         A FEDERAL SAVINGS BANK


( S E A L )
                                        By
                                            ----------------------------------
                                            Name:
                                            Title:


ATTEST:



- --------------------------------
Name:
Title:


                                        TCF FINANCIAL CORPORATION


( S E A L )
                                        By /s/ William A. Cooper
                                           ----------------------------------
                                           Name:  William A. Cooper
                                           Title: Chairman and Chief Executive
                                                  Officer
ATTEST:

/s/ Gregory J. Pulles
- ---------------------------------
Name:   Gregory J. Pulles
Title.  General Counsel, Secretary
        and Vice Chairman


                                        IBJ SCHRODER BANK & TRUST COMPANY


( S E A L )
                                        By  /s/ Barabara McCluskey
                                            ------------------------------
                                            Name:    Barabara McCluskey
                                            Title:   Asst. Vice President


ATTEST:

/s/ Susan Labelle
- ------------------------------------
Name:    Susan Labelle
Title:   Asst. Secretary

STATE OF MICHIGAN   )
                    )      SS.
COUNTY OF WASHTENAW )


     On the 7th day of February, 1995, before me personally came Robert J. Delonis, to me known, who, being by me duly sworn, did depose and say that he is the Chairman and C.E.O. of Great Lakes Bancorp, A Federal Savings Bank, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of Great Lakes Bancorp, A Federal Savings Bank, and that he signed his name thereto by like authority.

(NOTARIAL SEAL)                         /s/ Karina H. Niemeyer
                                        -------------------------------------
                                        Notary Public     Karin H. Niemeyer

My commission expires:        9/22/98
                         ---------------------------------.

STATE OF MINNESOTA    )
                      )     SS.
COUNTY OF HENNEPIN    )

     On the 8th day of February, 1995, before me personally came Williamn A. Cooper, to me known, who, being by me duly sworn, did depose and say that he is the Chairman and CEO of TCF Financial Corporation, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of TCF Financial Corporation, and that he signed his name thereto by like authority.


(NOTARIAL SEAL)                                  /s/ Miriam A. Enge
                                                 ---------------------------
                                                   Notary Public

My commission expires:   January 31, 2000
                         --------------------------


[SEAL]

STATE OF NEW YORK         )
                          )   SS.
COUNTY OF NEW  YORK       )



On the 6th day of February, 1995, before me personally came Barbara McCluskey, to me known, who, being by me duly sworn, did depose and say that she is an Asst. Vice President of IBJ Schroder Bank & Trust Company, one of the entities described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of IBJ Schroder Bank & Trust Company, and that she signed her name thereto by like authority.

(NOTARIAL SEAL)                                  /s/ Kathleen Keally
                                                 ----------------------------
                                                   Notary Public

My commission expires: November 9, 1995
                       -----------------

[SEAL]